EXHIBIT 10.20

The transactions contemplated in this Purchase Agreement have been made possible by the following banks, acting in the capacities indicated:

Banque Nationale de Paris,             ABN Amro Bank N.V.,
as Administrative/Documentation        as Syndication Agent and
Agent and Arranger                     Co-Arranger




				 $86,000,000

			      PURCHASE AGREEMENT


				   BETWEEN


			    BNP LEASING CORPORATION,

				  AS SELLER

				     AND

			       3COM CORPORATION,

				 AS PURCHASER



			 EFFECTIVE AS OF JULY 29, 1997

			      (Marlborough Site)




This Purchase Agreement amends, restates and replaces the Purchase Agreement between the Seller and Purchaser dated January 21, 1997, covering the Land (as described in Exhibit A attached hereto).






			      PURCHASE AGREEMENT

	This PURCHASE AGREEMENT (this "Agreement") is made as of
July 29, 1997, by 3COM CORPORATION, a Delaware corporation
("3COM") and BNP LEASING CORPORATION, a Delaware corporation
("BNPLC").

				R E C I T A L S
				---------------

	A. BNPLC acquired the land described in Exhibit A attached hereto and the improvements and fixtures located thereon, if any, and has leased the same to 3COM pursuant to that certain Lease Agreement (as from time to time supplemented, amended or restated, the "Original Lease") between 3COM Corporation, a California corporation, the predecessor in interest to 3Com, and BNPLC dated as January 21, 1997.

	B. By a Lease Agreement dated of even date herewith (as from time to time supplemented, amended or restated, the "Lease"), BNPLC and 3Com have amended, restated and replaced the Original Lease. (The land described in Exhibit A and any and all other real or personal property from time to time covered by the Lease and included within the "Leased Property" as defined therein are hereinafter collectively referred to as the "Property".)

	C. BNPLC is also concurrently herewith receiving a separate environmental indemnity from 3COM pursuant to an Environmental Indemnity Agreement (as from time to time supplemented, amended or restated, the "Environmental
Indemnity") between 3COM and BNPLC dated as of the date hereof.

	D. 3COM has requested an option to purchase the Property, which BNPLC is willing to provide on and subject to the terms and conditions set out herein.

	NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

	1. Definitions. As used herein, the terms "3COM", "BNPLC", "Original Lease", "Lease", "Leased Property", "Property", and "Environmental Indemnity" shall have the meanings indicated above; terms with initial capitals defined in the Lease and used but not defined herein shall have the meanings assigned to them in the Lease; and the terms listed immediately below shall have the following meanings:

	"Applicable Purchaser" means any third party designated by 3COM to purchase the interest of BNPLC in the Property as provided in Paragraph 2(a)(ii) below.

	"Deposit Taker" shall have the meaning assigned to it in the Pledge Agreement.

	"Deposit Taker Losses" shall have the meaning assigned to it in the Pledge Agreement.

	"Designated Sale Date" means the earlier of:

		(1) the effective date of any termination of the Lease by 3COM pursuant to Paragraph 2 thereof;

		(2) any date designated by BNPLC in a written notice given by BNPLC to 3COM when an Event of Default by 3COM is continuing, provided the notice of the date so designated is given by BNPLC at least thirty (30) days before the date so designated; or

		(3) the first Business Day in August, 2002.

	"Direct Payments to Participants" means the amounts paid or required to be paid directly to Participants on the Designated Sale Date as provided in Section 6.2 of the Pledge Agreement at the direction of and for 3COM by the collateral agent appointed pursuant to the Pledge Agreement from all or any part of the Collateral described therein.

	"Fair Market Value" means the fair market value of the Property on or about the Designated Sale Date (calculated under the assumptions, whether or not then accurate, that 3COM has maintained the Property in compliance with all Applicable Laws [including Environmental Laws]; that 3COM has completed the construction of any Improvements which was commenced prior to the Designated Sale Date; that all such Improvements are self-sufficient in the sense that any easements or offsite facilities needed for their use will be available at no additional cost to the owner of the Improvements; that 3COM has repaired and restored the Property after any damage following fire or other casualty; that 3COM has restored the remainder of the Property after any partial taking by eminent domain; that 3COM has completed any contests of and paid any taxes due [other than Excluded Taxes] or other amounts secured by or allegedly secured by a lien against the Property other than Prohibited Encumbrances; that no conditions or circumstances on or about the Property [such as the presence of an endangered species] is discovered that will impede the use or any development of the Property permitted by the Lease; that any use or development of the Property as permitted by the Lease will not be hindered or delayed because of the limited availability of utilities or water; that without undue cost or delay any purchaser paying fair market value for the Property can obtain any necessary permits or licenses needed to use the Property for the purposes permitted by the Lease; and that 3COM has cured any title defects affecting the Property other than Prohibited Encumbrances, all in accordance with the standards and requirements of the Lease as though the Lease were continuing in force) as determined by an independent MAI appraiser selected by BNPLC, which appraiser must have five (5) years or more experience appraising similar properties in Massachusetts.

	"Qualified Deposit Taker" means one of the fifty largest (measured by total assets) U.S. banks, or one of the one hundred largest (measured by total assets) banks in the world, with debt ratings of at least (i) A- (in the case of long term debt) and A-1 (in the case of short term debt) or the equivalent thereof by Standard and Poor's Corporation, and
(ii) A (in the case of long term debt) and P-1 (in the case of short term debt) or the equivalent thereof by Moody's Investor Service, Inc. The parties believe it improbable that the ratings systems used by Standard and Poor's Corporation and by Moody's Investor Service, Inc. will be discontinued or changed, but if such ratings systems are discontinued or changed, 3COM shall be entitled to select and use a comparable ratings systems as a substitute for the S&P Rating or the Moody Rating, as the case may be, for purposes of determining the status of any bank as a Qualified Deposit Taker.

	"Purchase Price" means an amount equal to Stipulated Loss Value outstanding on the Designated Sale Date, plus all costs and expenses (including appraisal costs, withholding taxes (if any) and reasonable Attorneys' Fees, as defined in the Lease) incurred in connection with any sale of the Property by BNPLC hereunder or in connection with collecting sales proceeds due hereunder, less the aggregate amounts (if any) of Direct
Payments to Participants and Deposit Taker Losses.

	"Prohibited Encumbrance" means any lien or other title defect encumbering the Property that is claimed by BNPLC itself or lawfully claimed by a third party through or under BNPLC, including any judgment lien lawfully filed against BNPLC and including any tax lien assessed because of BNPLC's failure to pay Excluded Taxes, but excluding the Lease and any lien or other title defect that (i) is a Permitted Encumbrance (as defined in the Lease), regardless of whether claimed by, through or under BNPLC, (ii) is claimed by, through or under 3COM or any of the Participants approved by 3COM (other than Landlord's Parent), or (iii) exists because of any breach by 3COM of the Lease, because of anything done or not done by BNPLC in an effort to satisfy subparagraph 9(b) of the Lease, or because of anything done or not done by BNPLC at the request of 3COM.

	"Remarketing Notice" shall have the meaning assigned to it in Paragraph 2(b)(1) below.

	"Required Documents" means the quitclaim deed and other documents that BNPLC must tender pursuant to Paragraph 3 below.

	"Shortage Amount" means any amount payable to BNPLC by 3COM, rather than by the Applicable Purchaser, pursuant to clause 2(a)(ii) below.

	2.      3COM's Options and Obligations on the Designated
Sale Date.

	(a) Choices. On the Designated Sale Date 3COM shall have the right and the obligation to either:

	(i) purchase BNPLC's interest in the Property and in Escrowed Proceeds, if any, for a net cash price equal to the Purchase Price; or

	(ii)    cause the Applicable Purchaser to purchase
BNPLC's interest in the Property and in Escrowed
Proceeds, if any, for a net cash price not less than the lesser of (a) the Fair Market Value of the Property, (b) fifteen percent (15%) of Stipulated
Loss Value outstanding immediately prior to the purchase or (c) the Purchase Price. If, however, the Fair Market Value is less than fifteen percent
(15%) of Stipulated Loss Value and less than the Purchase Price, BNPLC may elect to keep the Property and any Escrowed Proceeds rather than sell to the Applicable Purchaser, in which case 3COM shall pay
BNPLC an amount equal to (A) eighty-five percent
(85%) of Stipulated Loss Value, less (B) the sum of
(x) any Escrowed Proceeds then held and to be retained by BNPLC, (y) any Direct Payments to Participants and (z) any Deposit Taker Losses.
Unless BNPLC elects to keep the Property pursuant to the preceding sentence, 3COM must make a supplemental payment to BNPLC on the Designated Sale
Date equal to the excess (if any) of the Purchase
Price over the net cash price actually paid to BNPLC on the Designated Sale Date by the Applicable
Purchaser for BNPLC's interest in the Property and in Escrowed Proceeds, if any. However, provided no Event of Default has occurred and is continuing under the Lease, and provided further that neither
3COM nor any Applicable Purchaser has failed to pay any amount required to be paid by this Agreement on the date such amount first became due, any supplemental payment required by the preceding sentence shall not exceed (1) eighty-five percent
(85%) of Stipulated Loss Value on the Designated
Sale Date, less (2) any Direct Payments to
Participants and any Deposit Taker Losses. Any supplemental payment payable to BNPLC by 3COM, rather than by the Applicable Purchaser, pursuant to this clause (ii) is hereinafter referred to as the "Shortage Amount." If the net cash price actually paid by the Applicable Purchaser to BNPLC exceeds the Purchase Price and all other sums that are then due from 3COM to BNPLC, 3COM shall be entitled to such excess.

If any amount payable to BNPLC pursuant to this subparagraph 2(a) is not actually paid to BNPLC on the Designated Sale Date, 3COM shall pay interest on the past due amount computed at the Default Rate from the Designated Sale Date. However, 3Com shall be entitled to a reduction of the interest required by the preceding sentence equal to the Base Rent, if any, paid by 3Com as provided in Paragraph 17 of the Lease for any holdover period after the Designated Sale Date.

	(b) Election by 3COM. 3COM shall have the right to elect whether it will satisfy the obligations set out in clause (i) or (ii) of the preceding Paragraph 2(a); provided, however, that the following conditions are satisfied:

		(1) To give BNPLC the opportunity to have the Fair Market Value determined by an appraiser as provided in the definition of Fair Market Value above before the Designated Sale Date, 3COM must, unless 3COM concedes that Fair Market Value will not be less than fifteen percent (15%) of Stipulated Loss Value on the Designated
Sale Date, provide BNPLC with a Remarketing Notice. "Remarketing Notice" means a notice given by 3COM to BNPLC (and to each of the Participants) no earlier than one hundred eighty (180) days before the Designated Sale
Date and no later than ninety (90) days before the Designated Sale Date, specifying that 3COM does not concede that the Fair Market Value is equal to or greater than fifteen percent (15%) of the Stipulated Loss Value.
 A Remarketing Notice will be required only if 3COM does not concede that Fair Market Value will equal or exceed fifteen percent (15%) of Stipulated Loss Value on the Designated Sale Date. But if for any reason (including but not limited to any acceleration of the Designated
Sale Date pursuant to clause (2) of the definition of Designated Sale Date above) 3COM fails to provide a Remarketing Notice within the time periods specified in the definition of Remarketing Notice above, Fair Market
Value shall, for purposes of this Agreement, be deemed to be no less than fifteen percent (15%) of Stipulated Loss Value on the Designated Sale Date.

		(2) To give BNPLC the opportunity to prepare the Required Documents before the Designated Sale Date,
3COM must, if it is to elect to satisfy the obligations set forth in clause (ii) of Paragraph 2(a), irrevocably specify an Applicable Purchaser in notice to BNPLC given at least seven (7) days prior to the Designated Sale
Date. If for any reason 3COM fails to so specify an Applicable Purchaser, 3COM shall be deemed to have irrevocably elected to satisfy the obligations set forth in clause (i) of Paragraph 2(a).

	(c) Termination of 3COM's Option To Purchase. Without limiting BNPLC's right to require 3COM to satisfy the obligations imposed by Paragraph 2(a), 3COM shall have no further option hereunder to purchase the Property if either:

		(1)  3COM shall have elected to satisfy its
obligations under clause (ii) of Paragraph 2(a) on a Designated Sale Date and BNPLC shall have elected to keep the Property on such Designated Sale Date in accordance with clause (ii) of Paragraph 2(a); or

		(2)  3COM shall have failed on a Designated
Sale Date to make or cause to be made all payments to BNPLC required by this Agreement or by the Lease and such failure shall have continued beyond the thirty (30) day period for tender specified in the next sentence.

If BNPLC does not receive all payments due under the Lease and all payments required hereunder on a Designated Sale Date, 3COM may nonetheless tender to BNPLC the full Purchase Price and all amounts then due under the Lease, together with interest on the total Purchase Price computed at the Default Rate from the Designated Sale Date to the date of tender, and if presented with such a tender within thirty (30) days after the applicable Designated Sale Date, BNPLC must accept it and promptly thereafter deliver any Escrowed Proceeds and a deed and all other Required Documents listed in Paragraph 3.

	(d) Payment to BNPLC. All amounts payable under the preceding Paragraphs 2(a) or 2(c) by 3COM and, if applicable, by the Applicable Purchaser must be paid directly to BNPLC, and no payment to any other party shall be effective for the purposes of this Agreement. In addition to the payments required under Paragraph 2(a) hereunder, on the Designated
Sale Date 3COM must pay all amounts then due to BNPLC under the Lease. BNPLC will remit any excess amounts due 3COM pursuant to the last sentence of clause (ii) of Paragraph 2(a) promptly after BNPLC's receipt of the same and in no event later than thirty (30) days thereafter.

	(e) Effect of Options on Subsequent Title Encumbrances. It is the intent of BNPLC and 3COM that any conveyance of the
Property to 3COM or any Applicable Purchaser pursuant to this Agreement shall cut off and terminate any interest in the Property claimed by, through or under BNPLC, including the Participants (but not any unsatisfied obligations to BNPLC under the Lease, the Environmental Indemnity or this Agreement), including but not limited to any Prohibited Encumbrances and any leasehold or other interests conveyed by BNPLC in the ordinary course of BNPLC's business. Anyone accepting or taking any interest in the Property by or through BNPLC after the date of this Agreement shall acquire such interest subject to the rights and options granted 3COM hereby. Further, 3COM and any Applicable Purchaser shall be entitled to pay any payment required by this Agreement for the purchase of the Property directly to BNPLC notwithstanding any prior conveyance or assignment by BNPLC, voluntary or otherwise, of any right or interest in this Agreement or the Property, and neither 3COM nor any Applicable Purchaser shall be responsible for the proper distribution or application of any such payments by BNPLC.

	3. Terms of Conveyance Upon Purchase. Immediately after receipt of all payments to BNPLC required pursuant to the preceding Paragraph 2, BNPLC must, unless it is to keep the Property as permitted by Paragraph 2(a)(ii), deliver all Escrowed Proceeds, if any, and convey all of its right, title and interest in the Property by quitclaim deed to 3COM or the Applicable Purchaser, as the case may be, subject only to the Permitted Encumbrances (as defined in the Lease) and any other encumbrances that do not constitute Prohibited Encumbrances. However, such conveyance shall not include the right to receive any payment under the Lease then due BNPLC or that may become due thereafter because of any expense or liability incurred by BNPLC resulting in whole or in part from events or circumstances occurring before such conveyance. All costs of such purchase and conveyance of every kind whatsoever, both foreseen and unforeseen, shall be the responsibility of the purchaser, and the form of quitclaim deed used to accomplish such conveyance shall be substantially in the form attached as Exhibit B. With such quitclaim deed, BNPLC shall also tender to 3COM or the Applicable Purchaser, as the case may be, the following, each fully executed and, where appropriate, acknowledged on BNPLC's behalf by an officer of BNPLC: (1) a Bill of Sale and Assignment of Contract Rights and Intangible Assets in the form attached as Exhibit D, (2) an Acknowledgment of Disclaimer of Representations and Warranties, in the form attached as Exhibit E, which 3COM or the Applicable Purchaser must execute and return to BNPLC, (3) a Secretary's Certificate in the form attached as Exhibit G,
(4) a letter to the title insurance company insuring title to the Property in the form attached as Exhibit H, and (5) a certificate concerning tax withholding in the form attached as
Exhibit I.

	4.      Survival of 3COM's Obligations.

	(a) Status of this Agreement. Except as expressly provided in the last sentence of this subparagraph and elsewhere herein, this Agreement shall not terminate, nor shall 3COM have any right to terminate this Agreement, nor shall 3COM be entitled to any reduction of the Purchase Price hereunder, nor shall the obligations of 3COM to BNPLC under Paragraph 2 be affected by reason of (i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of or damage to the Property or any portion thereof under the power of eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of 3COM's use of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of 3COM or any party claiming under 3COM by paramount title or otherwise, (v) 3COM's prior acquisition or ownership of any interest in the Property, (vi) any default on the part of BNPLC under this Agreement, the Lease or any other agreement to which BNPLC is a party, or (vii) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of 3COM hereunder (including 3COM's obligation to make payments under - and, if applicable, to cause the Applicable Purchaser to make payments under - Paragraph 2) shall be separate and independent of the covenants and agreements of BNPLC. Accordingly, the Purchase Price and the Shortage Amount, as the case may be under Paragraph 2, shall continue to be payable in all events, and the obligations of 3COM hereunder shall continue unaffected by any breach of this Agreement by BNPLC. However, nothing in this subparagraph, nor the performance without objection by 3COM of its obligations hereunder, shall be construed as a waiver by 3COM of any right 3COM may have at law or in equity, following any failure by BNPLC to tender a quitclaim deed and the other Required Documents as required by Paragraph 3 upon the tender by 3COM and/or the Applicable Purchaser of the payments required by Paragraph 2 and of the other documents to be executed in favor of BNPLC at the closing of the sale hereunder, to (i) recover monetary damages proximately caused by such failure of BNPLC if BNPLC does not cure the failure within thirty (30) days after 3COM demands a cure by written notice to BNPLC, or (ii) a decree compelling performance of BNPLC's obligation to so tender a quitclaim deed and the Required Documents.

	(b) Remedies Under the Lease and the Environmental Indemnity. No repossession of or re-entering upon the Property or exercise of any other remedies available under the Lease or the Environmental Indemnity shall relieve 3COM of its liabilities and obligations hereunder, all of which shall survive the exercise of remedies under the Lease and Environmental Indemnity. 3COM acknowledges that the consideration for this Agreement is separate and independent of the consideration for the Lease and the Environmental Indemnity, and 3COM's obligations hereunder shall not be affected or impaired by any event or circumstance that would excuse 3COM from performance of its obligations under the Lease or the Environmental Indemnity.

	5. Remedies Cumulative. No right or remedy herein conferred upon or reserved to BNPLC is intended to be exclusive of any other right or remedy BNPLC has with respect to the Property, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies available under this Agreement, either party shall be entitled, to the extent permitted by applicable law, to a decree compelling performance of any of the other party's agreements hereunder.

	6. No Implied Waiver. The failure of either party to this Agreement to insist at any time upon the strict performance of any covenant or agreement of the other party or to exercise any remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future. The waiver by either party of or redress for any violation of any term, covenant, agreement or condition contained in this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver by either party shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by BNPLC of any payment hereunder with knowledge of the breach of this Agreement shall not be deemed a waiver of such breach, and no waiver by either party of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the waiving party.

	7. Attorneys' Fees and Legal Expenses. If either party commences any legal action or other proceeding to enforce any of the terms of this Agreement or the documents and agreements referred to herein, or because of any breach by the other party or dispute hereunder or thereunder, the successful or prevailing party, shall be entitled to recover from the nonprevailing party all Attorneys' Fees incurred in connection therewith, whether or not such controversy, claim or dispute is prosecuted to a final judgment. Any such Attorneys' Fees incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from such judgment, and the obligation for such Attorneys' Fees is intended to be severable from other provisions of this Agreement and not to be merged into any such judgment.

	8. Estoppel Certificate. 3COM and BNPLC will each, upon not less than twenty (20) days' prior written request by the other, execute, acknowledge and deliver to the requesting party a written statement certifying that this Agreement is unmodified and in full effect (or, if there have been modifications, that this Agreement is in full effect as modified, and setting forth such modification) and either stating that no default exists hereunder or specifying each such default of which the signer may have knowledge. Any such statement may be relied upon by any Participant or prospective purchaser or assignee of BNPLC with respect to the Property. Neither 3COM nor BNPLC shall be required to provide such a certificate more frequently than once in any six month period; provided, however, that if either party determines that there is a significant business reason for requiring a current certificate, including, without limitation, the need to provide such a certificate to a prospective purchaser or assignee, the other shall provide a certificate upon request whether or not it had provided a certificate within the prior six month period.

	9. Notices. Each provision of this Agreement referring to the sending, mailing or delivery of any notice or referring to the making of any payment to BNPLC, shall be deemed to be complied with when and if the following steps are taken:

	(a) All payments required to be made by 3COM or the Applicable Purchaser to BNPLC hereunder shall be paid to BNPLC in immediately available funds by wire transfer to:

		Federal Reserve Bank of San Francisco
		Account: Banque Nationale de Paris
		ABA #: 121027234
		Reference: 3COM (Marlborough Site)

	or at such other place and in such other manner as BNPLC may designate in a notice to 3COM (provided BNPLC will not unreasonably designate a method of payment other than wire transfer). Time is of the essence as to all payments to BNPLC under this Agreement. Any payments required to be made by BNPLC to 3COM pursuant to the last sentence of clause (ii) of Paragraph 2(a) shall be paid to 3COM in immediately available funds at the address of 3COM set forth below or as 3COM may otherwise direct by written notice sent in accordance herewith.

	(b) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

		Address of BNPLC:

		BNP Leasing Corporation
		717 North Harwood Street
		Suite 2630
		Dallas, Texas 75201
		Attention: Lloyd Cox
		Telecopy: (214) 969-0060

		With a copy to:

		Banque Nationale de Paris, San Francisco
		180 Montgomery Street
		San Francisco, California 94104
		Attention:Jennifer Cho or William J.
		La Herran
		Telecopy: (415) 296-8954

		And with a copy to:

		Clint Shouse
		Thompson & Knight, P.C.
		1700 Pacific Avenue
		Suite 3300
		Dallas, Texas 75201
		Telecopy: (214) 969-1550

		Address of 3COM:

		3Com Corporation
		5400 Bayfront Plaza
		Santa Clara, California  95052
		Attn: Legal Dept. Mail Stop 1308
		Telecopy: (408) 764-6434

		With copies to:

		3Com Corporation
		5400 Bayfront Plaza
		Santa Clara, California  95052
		Attn: Real Estate Dept. Mail Stop 1220
		Telecopy: (408) 764-5718; and

		3Com Corporation
		5400 Bayfront Plaza
		Santa Clara, California  95052
		Attn: Treasury Dept. Mail Stop 1307
		Telecopy: (408) 764-8403; and

		Gray Cary Ware & Freidenrich
		400 Hamilton Avenue
		Palo Alto, California  94301
		Attn: Jonathan E. Rattner, Esq.
		Telecopy: (415) 328-3029

	10. Severability. Each and every covenant and agreement of 3COM contained in this Agreement is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Further, the obligations of 3COM hereunder, to the maximum extent possible, shall be deemed to be separate, independent and in addition to, not in lieu of, the obligations of 3COM under the Lease.
In the event of any inconsistency between the terms of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement shall control.

	11. Entire Agreement. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

	12. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

	13. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

	14.     GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO
HAVE BEEN MADE UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE
STATE OF MASSACHUSETTS.

	15. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon 3COM and BNPLC and their respective permitted successors and assigns and shall inure to the benefit of 3COM and BNPLC and all permitted transferees, mortgagees, successors and assignees of 3COM and BNPLC with respect to the Property; provided, that the rights of BNPLC hereunder shall not pass to 3COM or any Applicable Purchaser or any subsequent owner claiming through them. Prior to the Designated Sale Date BNPLC may transfer, assign and convey, in whole or in part, the Property and any and all of its rights under this Agreement (subject to the terms of this Agreement) by any conveyance that constitutes a Permitted Transfer, but not otherwise. If BNPLC sells or otherwise transfers the Property and assigns its rights under this Agreement and the Lease pursuant to a Permitted Transfer, then to the extent BNPLC's successor in interest confirms its liability for the obligations imposed upon BNPLC by this Agreement and the Lease on and subject to the express terms set out herein and therein, BNPLC shall thereby be released from any further obligations thereafter arising under this Agreement and the Lease, and 3COM will look solely to each successor in interest of BNPLC for performance of such obligations.

	16. WAIVER OF JURY TRIAL. BNPLC AND 3COM EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LEASE, THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. 3COM and BNPLC each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. 3COM and BNPLC each further warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED
EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS
TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LEASE, THIS AGREEMENT OR THE ENVIRONMENTAL INDEMNITY. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

	17.     Security for 3COM's Obligations.   3COM's
obligations under this Agreement are secured by the Pledge Agreement, reference to which is hereby made for a description of the Collateral covered thereby and the rights and remedies
provided to BNPLC thereby.   Although the collateral agent
appointed for BNPLC as provided in the Pledge Agreement shall be entitled to hold all Collateral as security for the full and faithful performance by 3COM of 3COM's covenants and obligations under this Agreement, the Collateral shall not be considered an advance payment of the Purchase Price or any Shortage Amount or a measure of BNPLC's damages should 3COM breach this Agreement. If 3COM does breach this Agreement and fails to cure the same within any time specified herein for the cure, BNPLC may, from time to time, without prejudice to any other remedy and without notice to 3COM, require the collateral agent to immediately apply the proceeds of any disposition of the Collateral (and any cash included in the Collateral) to amounts then due hereunder from 3COM. If BNPLC assigns its interest in the Property before the Designated Sale Date, BNPLC may also assign BNPLC's interest in the Collateral to the assignee.

	18. Replacement of Participants Proposed by 3COM. So long as no Event of Default has occurred and is continuing, BNPLC shall not unreasonably withhold its approval for a substitution under the Participation Agreement of a new Participant proposed by 3COM for any Participant, the Deposit Taker for whom has ceased to be a Qualified Deposit Taker; provided, however, that (A) the proposed substitution can be accomplished without a release or breach by BNPLC of its rights and obligations under the Participation Agreement or the "Underlying Documents" described therein (including this Purchase Agreement); (B) the new Participant will agree (by executing Supplements to the Participation Agreement and Pledge Agreement as therein contemplated and by other agreements as may be reasonably required by BNPLC and 3COM) to become a party to the Participation Agreement and to the Pledge Agreement, to designate a Qualified Deposit Taker as the Deposit Taker for it under the Pledge Agreement and to accept a Percentage under the Participation Agreement equal to the Percentage of the Participant to be replaced; (C) the new Participant (or 3COM) will provide the funds required to pay the termination fee by Section 6.4 of the Participation
Agreement to accomplish the substitution; (D) 3COM (or the new Participant) agrees in writing to indemnify and defend BNPLC for any and all Losses incurred by BNPLC in connection with or because of the substitution, including the cost of preparing supplements to the Participation Agreement and the Pledge Agreement and including any cost of defending and paying any claim asserted by the Participant to be replaced because of the substitution (but not including any liability of BNPLC to such Participant for damages caused by BNPLC's bad faith or gross negligence in the performance of BNPLC's obligations under the Participation Agreement prior to the substitution);
and (E) the new Participant shall be a reputable financial institution having a net worth of no less than seven and one half percent (7.5%) of total assets and total assets of no less than $10,000,000,000.00 (all according to then recent audited financial statements). BNPLC shall attempt in good faith to assist (and cause its Affiliate, Banque Nationale de Paris, to attempt in good faith to assist) 3COM in identifying a new Participant that 3COM may propose to substitute for an existing Participant pursuant to this Paragraph, as 3COM may reasonably request from time to time. However, in no event shall BNPLC itself, or any of its Affiliates, be required to take the Percentage of any Participant to be replaced.

	19. Security for BNPLC's Obligations. To secure 3COM's right to recover any damages caused by a breach of Paragraph 3 by BNPLC, including any such breach caused by a rejection or termination of this Agreement in any bankruptcy or insolvency proceeding instituted by or against BNPLC, as debtor, BNPLC does hereby grant to 3COM a lien and security interest against all rights, title and interests of BNPLC from time to time in and to the Property. 3COM may enforce such lien and security interest judicially after any such breach by BNPLC, but not otherwise. Contemporaneously with the execution of this Agreement, 3COM and BNPLC will execute a memorandum of this Agreement which is in recordable form and which specifically references the lien granted in this Paragraph, and 3COM shall be entitled to record such memorandum at any time prior to the Designated Sale Date.

	20.     Not a Partnership, Etc.   NOTHING IN THIS PURCHASE
AGREEMENT IS INTENDED TO BE OR TO CREATE ANY PARTNERSHIP,
JOINT VENTURE, OR OTHER JOINT ENTERPRISE BETWEEN BNPLC AND
3COM.  NEITHER THE EXECUTION OF THIS PURCHASE AGREEMENT NOR
THE ADMINISTRATION OF THIS PURCHASE AGREEMENT OR OTHER
DOCUMENTS REFERENCED HEREIN BY BNPLC, NOR ANY OTHER RIGHT,
DUTY OR OBLIGATION OF BNPLC UNDER OR PURSUANT TO THIS PURCHASE
AGREEMENT OR SUCH DOCUMENTS IS INTENDED TO BE OR TO CREATE ANY
FIDUCIARY OBLIGATIONS OF BNPLC TO 3COM.


	[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT
BLANK]


		IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of July 29, 1997.


			"BNPLC"

			BNP LEASING CORPORATION, a Delaware corporation


			By:    /s/ Lloyd G. Cox
			   ----------------------------
			   Lloyd G. Cox, Vice President



[Continuation of signature pages to Purchase Agreement dated to be effective July 29, 1997]


			"3COM"

			3COM CORPORATION, a Delaware corporation


                        By: /s/ Mark D. Michael
                           Name:Mark D. Michael
                           Title:SVP, Gen Counsel & Secretary




				  Exhibit A

			      Legal Description

The land with the buildings thereon situated on Forest Street in Marlborough, Middlesex County, Massachusetts and being shown as Lots 1 and 2 on a plan of land entitled "Plan of Land in Marlborough, Mass." drawn by Guerriere & Halnon, Inc. Engineering and Land Surveying, owned by Metropolitan Life Insurance Company, Sale 200 feet to an inch, dated August 17, 1989 and recorded in Middlesex County Registry of Deeds in Book 25878, Page 342, to which plan reference is made for a more particular description of Lots 1 and 2.




				  Exhibit B


				QUITCLAIM DEED


THE STATE OF MASSACHUSETTS      )
				)       KNOW ALL MEN BY THESE PRESENTS
THAT:
COUNTY OF ______________        )

	BNP LEASING CORPORATION, a Delaware corporation ("Grantor"), for and in consideration of the sum of [INSERT AMOUNT] paid to Grantor by [3COM OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE] ("Grantee"), the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN and DELIVER to Grantee, with quitclaim covenants, the real property described in Exhibit A attached hereto and made a part hereof (the "Property"), together with any buildings and other improvements situated thereon, any fixtures and other property affixed thereto and all right, title, and interest of Grantor in and to adjacent streets, alleys, and rights-of-way; provided, however, this conveyance is made by Grantor and accepted by Grantee subject to the following, as well as the Permitted Encumbrances described on Annex B (collectively, the "Permitted Encumbrances"):

	1.      Real Estate Taxes not yet due and payable;
	2.      General or Special Assessments due and
payable after the date hereof; and
	3.      Encroachments, variations in area or in
measurements, boundary line disputes, roadways and other matters not of record which would be disclosed by a survey and inspection of the property conveyed hereby.

	IN WITNESS WHEREOF, this Deed is executed by Grantor on this ________ day of __________, 199__.


			BNP LEASING CORPORATION
			a Delaware corporation



			By:______________________________
			Its:_____________________________



THE STATE OF                    )
				)
COUNTY OF                       )

	In witness whereof, the said BNP Leasing Corporation, a Delaware corporation, has caused its corporate seal to be hereto affixed and these presents to be signed, acknowledged, and delivered in its name and behalf by ______________________, its ___________________ hereto duly authorized this  ___ day of ____________, 199__.

Signed and sealed in the presence of

			__________________________________
			__________________________________
			__________________________________
			__________________________________


			The Commonwealth of Massachusetts

			     ss.                      19__


	Then personally appeared the above named ________________ and acknowledged the foregoing instrument to be the free act and deed of the ____________________ before me.


			Notary Public

			My commission expires__________________.





				   Annex A

			      LEGAL DESCRIPTION

The land with the buildings thereon situated on Forest Street in Marlborough, Middlesex County, Massachusetts and being shown as Lots 1 and 2 on a plan of land entitled "Plan of Land in Marlborough, Mass." drawn by Guerriere & Halnon, Inc. Engineering and Land Surveying, owned by Metropolitan Life Insurance Company, Sale 200 feet to an inch, dated August 17, 1989 and recorded in Middlesex County Registry of Deeds in Book 25878, Page 342, to which plan reference is made for a more particular description of Lots 1 and 2.


				   Annex B

			    Permitted Encumbrances

[NOTE: TO THE EXTENT THAT SPECIFIC ENCUMBRANCES (OTHER THAN "PROHIBITED LIENS") ARE IDENTIFIED IN ADDITION TO THOSE DESCRIBED BELOW, SUCH ADDITIONAL ENCUMBRANCES WILL BE ADDED TO THE LIST BELOW AND THIS "NOTE" WILL BE DELETED BEFORE THIS DEED IS ACTUALLY EXECUTED AND DELIVERED BY BNPLC. SUCH ADDITIONAL ENCUMBRANCES WOULD INCLUDE ANY NEW ENCUMBRANCES APPROVED BY BNPLC AS "PERMITTED ENCUMBRANCES" FROM TIME TO TIME BECAUSE OF 3COM'S REQUEST FOR BNPLC'S CONSENT OR APPROVAL TO AN ADJUSTMENT AS PROVIDED IN THE LEASE.]

	This conveyance is subject to any encumbrances that do not constitute "Prohibited Encumbrances" (as defined in the Purchase Agreement pursuant to which this Deed is being delivered), including county and city taxes for the Fiscal Year 1997, a lien not yet due or payable, and including the following matters to the extent the same are still valid and in force:

1.      Easement to New England Power Engineering & Service
Corporation dated February 17, 1931 and recorded in Book
5544, Page 152.

2.      Easement to New England Power Engineering & Service
Corporation dated February 17, 1931 and recorded in Book
5546, Page 341.

3.      Easement to Worcester County Electric Company dated
May 27, 1959 and recorded in Book 9395, Page 43.

4. Order of Taking by the City of Marlborough for laying out of Forest Street dated December 9, 1968 and recorded in Book 11624, Page 1; as affected by Order for the Relocation of Forest Street by the County
Commissioners for the County of Middlesex dated March 24,
1961 and recorded in Book 9789, Page 242.

5.      Matters as shown or disclosed on a plan entitled,
"Title Insurance Plan of Land in Marlborough, Mass."
Prepared for:  3COM Corporation Scale:  1" = 100'  Date:
 November 8, 1996  Prepared by:  Guerriere & Halnon, Inc.
Engineering & Land Surveying  333 West Street Milford,
Massachusetts as follows:

a.      encroachment of stone wall;
b.      encroachment of fence;
c.      encroachment of guard rail; and
d.      encroachment of utility poles.

6.      Order of Conditions by the Marlborough Conservation
Commission, DEP File No. 212-408 dated April 19, 1990 and recorded in Book 20539, Page 467.

7.      Order of Conditions by the Marlborough Conservation
Commission, DEP File No. 212-408 dated November 29, 1989 and recorded in Book 20539, Page 515, as affected by Amendment dated April 19, 1990 and recorded in Book
20598, Page 521.




				  EXHIBIT C

			  [Intentionally deleted.]



				  Exhibit D

		    BILL OF SALE, ASSIGNMENT OF CONTRACT
			RIGHTS AND INTANGIBLE ASSETS


	Reference is made to that certain Sale Agreement dated December 13, 1996 (the "Agreement") between 3Com Corporation, a California Corporation, the predecessor in interest to 3Com Corporation, a Delaware corporation, and Metropolitan Life Insurance Company, a New York corporation ("Seller"), pursuant to which 3Com Corporation named BNP LEASING CORPORATION ("Assignor") as its designee and Seller conveyed to Assignor the real property described in Annex A attached hereto (the "Property").

	Assignor hereby sells, transfers and assigns unto [3COM
OR THE APPLICABLE PURCHASER, AS THE CASE MAY BE], a
_____________ ("Assignee"), all of Assignor's right, title and interest in and to the following property, if any, to the extent such property is assignable:

	(a) any warranties, guaranties, indemnities and claims Assignor may have under the Agreement or under any document delivered by Seller thereunder to the extent related to the Property;

	(b) all licenses, permits or similar consents (excluding any prepaid utility reservations) from third parties to the extent related to the Property;

	(c) any pending or future award made because of any condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid award for damage to the Property and any unpaid proceeds of insurance or claim or cause of action for damage, loss or injury to the Property;

	(d) any goods, equipment, furnishings, furniture, chattels and personal property of whatever nature that are located on or about the Property; and

	(e) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges owned by Assignor and used solely in connection with, or relating solely to, the Property, including any such rights and privileges conveyed to Assignor pursuant to the Agreement; but excluding any rights or privileges of Assignor under (i) the Environmental Indemnity, as defined in that certain Purchase Agreement between Assignor and 3Com Corporation dated as of July 29, 2997 (the "Purchase Agreement") (pursuant to which this document is being delivered), (ii) the Lease, as defined in the Purchase Agreement, to the extent rights under the Lease relate to the period ending on the date hereof, whether such rights are presently known or unknown, including rights of the Assignor to be indemnified against claims of third parties as provided in the Lease which may not presently be known, and including rights to recover any accrued unpaid rent under the Lease which may be outstanding as of the date hereof, (iii) agreements between Assignor and Participants, as defined in the Lease, or any modification or extension thereof, and (iv) any other instrument being delivered to Assignor contemporaneously herewith pursuant to the Purchase Agreement.

	Assignor does for itself and its heirs, executors and administrators, covenant and agree to warrant and defend the title to the property assigned herein against the just and lawful claims and demands of any person claiming under or through Assignor, but not otherwise; excluding, however, any claim or demand arising by, through or under [3COM].

	Assignee hereby assumes and agrees to keep, perform and fulfill Assignor's obligations, if any, relating to any permits or contracts, under which Assignor has rights being assigned herein.


	Executed:  ____________________, _____.


			ASSIGNOR:

			BNP LEASING CORPORATION
			a Delaware corporation




			By:______________________________
			Its:_____________________________



			ASSIGNEE:

			[3COM, OR THE APPLICABLE PURCHASER],
			a _________ corporation




			By:______________________________
			Its:_____________________________





				    Annex A

			       Legal Description

The land with the buildings thereon situated on Forest Street in Marlborough, Middlesex County, Massachusetts and being shown as Lots 1 and 2 on a plan of land entitled "Plan of Land in Marlborough, Mass." drawn by Guerriere & Halnon, Inc. Engineering and Land Surveying, owned by Metropolitan Life Insurance Company, Sale 200 feet to an inch, dated August 17, 1989 and recorded in Middlesex County Registry of Deeds in Book 25878, Page 342, to which plan reference is made for a more particular description of Lots 1 and 2.




				   Exhibit E

	Acknowledgment of Disclaimer of Representations and Warranties

	THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND
WARRANTIES (this "Certificate") is made as of ___________________, ____, by [3COM or the Applicable Purchaser, as the case may be], a
___________________ ("Grantee").

	Contemporaneously with the execution of this Certificate, BNP Leasing Corporation, a Delaware corporation ("BNPLC"), is executing and delivering to Grantee (1) a Corporation Grant
Deed and (2) a Bill of Sale, Assignment of Contract Rights and Intangible Assets (the foregoing documents and any other documents to be executed in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "Subject Property").

	Notwithstanding any provision contained in the Conveyancing Documents to the contrary, Grantee acknowledges that BNPLC makes no representations or warranties of any nature or kind, whether statutory, express or implied, with respect to environmental matters or the physical condition of the Subject Property, and Grantee, by acceptance of the Conveyancing Documents, accepts the Subject Property "AS IS," "WHERE IS," "WITH ALL FAULTS" and without any such representation or warranty by Grantor as to environmental matters, the physical condition of the Subject Property, compliance with subdivision or platting requirements or construction of any improvements. Without limiting the generality of the foregoing, Grantee hereby further acknowledges and agrees that warranties of merchantability and fitness for a particular purpose are excluded from the transaction contemplated by the Conveyancing Documents, as are any warranties arising from a course of dealing or usage of trade. Grantee hereby assumes all risk and liability (and agrees that BNPLC shall not be liable for any special, direct, indirect, consequential, or other damages resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair, or operation of the Subject Property, except for damages proximately caused by (and attributed by any applicable principles of comparative fault to) the wilful misconduct, Active Negligence or gross negligence of BNPLC, its agents or employees. As used in the preceding sentence, "Active Negligence" of a party means, and is limited to, the negligent conduct of activities actually on or about the Property by that party in a manner that proximately causes actual bodily injury or property damage to be incurred. "Active negligence" shall not include (1) any negligent failure of BNPLC to act when the duty to act would not have been imposed but for BNPLC's status as owner of the Subject Property or as a party to the transactions pursuant to which BNPLC is delivering this instrument (the "Applicable Transactions"), (2) any negligent failure of any other party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to BNPLC or participation or facilitation in any manner, directly or indirectly, of the Applicable Transactions, or (3) the exercise in a lawful manner by BNPLC (or any party lawfully claiming through or under BNPLC) of any remedy provided in connection with the Applicable Transactions.

	The provisions of this Certificate shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that BNPLC is entitled to rely and is relying on this Certificate.

	EXECUTED as of ________________, ____.



			_________________________________
			By:______________________________
			   Name:_________________________
			   Title:________________________





				  Exhibit F

			   [Intentionally deleted.]





				  Exhibit G

			   SECRETARY'S CERTIFICATE

The undersigned, ____________________ Secretary of BNP
Leasing Corporation, a Delaware corporation (the "Corporation"), hereby certifies as follows:

	1. That he is the duly, elected, qualified and acting Secretary [or Assistant Secretary] of the Corporation and has custody of the corporate records, minutes and corporate seal.

	2. That the following named persons have been properly designated, elected and assigned to the office in the Corporation as indicated below; that such persons hold such office at this time and that the specimen signature appearing beside the name of such officer is his or her true and correct signature.

[The following blanks must be completed with the names and signatures of the officers who will be signing the deed and other Required Documents on behalf of the Corporation.]

Name                  Title                 Signature
____________________  ____________________  ____________________
____________________  ____________________  ____________________

	3. That the resolutions attached hereto and made a part hereof were duly adopted by the Board of Directors of the Corporation in accordance with the Corporation's Articles of Incorporation and Bylaws. Such resolutions have not been amended, modified or rescinded and remain in full force and effect.

	IN WITNESS WHEREOF, I have hereunto signed my name and
affixed the seal of the Corporation on this ____, day of ________________,
____.



			______________________________ [signature]




			   CORPORATE RESOLUTIONS OF
			   BNP LEASING CORPORATION

	WHEREAS, pursuant to that certain Purchase Agreement
(herein called the "Purchase Agreement") dated as of July 29, 1997, by and between BNP Leasing Corporation (the "Corporation") and [3COM OR THE APPLICABLE PURCHASER AS THE CASE MAY BE] ("Purchaser"), the Corporation agreed to sell and Purchaser agreed to purchase or cause the Applicable Purchaser (as defined in the Purchase Agreement) to purchase the Corporation's interest in the property (the "Property") located in Middlesex County, Massachusetts, more particularly described therein.

	NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation, in its best business judgment, deems it in the best interest of the Corporation and its shareholders that the Corporation convey the Property to Purchaser or the Applicable Purchaser pursuant to and in accordance with the terms of the Purchase Agreement.

	RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed in the name and on behalf of the Corporation to cause the Corporation to fulfill its obligations under the Purchase Agreement.

	RESOLVED FURTHER, that the proper officers of the Corporation, and each of them, are hereby authorized and directed to take or cause to be taken any and all actions and to prepare or cause to be prepared and to execute and deliver any and all deeds and other documents, instruments and agreements that shall be necessary, advisable or appropriate, in such officer's sole and absolute discretion, to carry out the intent and to accomplish the purposes of the foregoing resolutions.




				  Exhibit H



			   BNP LEASING CORPORATION
				717 N. HARWOOD
				  SUITE 2630
			     DALLAS, TEXAS  75201


			 ____________________ , ____



[Title Insurance Company]
_________________
_________________
_________________

	Re:  Recording of Grant Deed to [3COM or the Applicable
Purchaser] ("Purchaser")

Ladies and Gentlemen:

	BNP Leasing Corporation has executed and delivered to Purchaser a Grant Deed in the form attached to this letter.
You are hereby authorized and directed to record the Grant
Deed at the request of Purchaser.

			Sincerely,




				  Exhibit I

			       FIRPTA STATEMENT

	Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.

	To inform [3COM or the Applicable Purchaser] (the "Transferee") that withholding of tax is not required upon the disposition of a real property interest by transferor, BNP Leasing Corporation (the "Seller"), the undersigned hereby certifies the following on behalf of the Seller:

	1. The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax
Regulations);

	2. The United States employer identification number for the Seller is _____________________;

	3. The office address of the Seller is ______________
__________________________________________.

	The Seller understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

	The Seller understands that the Transferee is relying on this affidavit in determining whether withholding is required upon said transfer. The Seller hereby agrees to indemnify and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, demands, rights, damages, costs, and expenses
(including but not limited to court costs and attorneys' fees) incurred by the Transferee as a result of any false misleading statement contained herein.

	Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

	Dated:  ___________, ____.


			By:______________________________
			   Name:_________________________
			   Title:________________________